EXHIBIT 10.64
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                                 PROMISSORY NOTE

                                                                PRINCIPAL AMOUNT
                                                               $ 500,000.00 U.S.

     1.   PRINCIPAL AMOUNT:

     For value received, ACTIVECORE TECHNOLOGIES LTD. (the "Borrower") of 2275 Lakeshore Blvd. W., Ste. 401, Toronto, Ontario M8V 3Y3, hereby promises to pay to or to the order of INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL UNION 105 its successors and assigns (the "Lender") at Toronto, Ontario (or at such other place as the lender may from time to time designate by notice in writing to the Borrower) the aggregate principal amount of $ 500,000.00 U.S., (the "Principal Amount") on the following terms:

     (a) the term of this loan (the "term") shall be for a period of five (5) years from the date of closing;

     (b) no principal repayments shall be required for the first year of the term commencing from the date of closing but interest at the rate of 12% will be due at the end of the first year of the term; following the expiry of the first year of the term hereunder, the principal balance then outstanding shall be amortized over the f remaining four (4) years of the term and be repayable in forty-eight (48) equal monthly instalments of principal together with accrued interest payable in arrears at the end of each year of the term hereunder;

     (c) interest shall be fixed over the said five year term at the rate of 12% per annum;

     (d) the outstanding balance may be prepaid at anytime during the term hereof without notice or bonus, provided that a minimum payment of 12% interest per annum for the first year of the term is paid, or has been paid, to the Lender.

     2.   CLOSING DATE:

     The "Closing Date" hereunder shall be that date on which the loan proceeds are advanced to the Borrower, or to the Borrower's solicitor in trust, following release of the proceeds from any escrow or trust relationship.

     3.   AMENDMENTS:

     No amendment, modification or waiver of any provision of this promissory note or consent to any departure by the Borrower from any provision of this promissory note is effective unless it is in writing and signed by the Lender and then the amendment, modification, waiver or consent shall be effective only in respect of the specific instance and for the specific purpose for which it is given.

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     4.   APPLICABLE LAW:

     This promissory note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties agree that any action under or for the enforcement of this promissory note may be brought in the courts of the Province of Ontario, and the parties attorn to the exclusive jurisdiction of those courts.

     5.   WAIVER OF BENEFITS:

     The Borrower hereby waives the benefits of demand and presentment for payment, notice of non-payment, protest and notice of protest of this promissory note.

     6.   SECURITY OF LENDER:

     (a) The repayment of this promissory note, and all sums for principal and interest due hereunder shall be secured by a first position General Security Agreement over all assets of the Borrower in favour of the Lender, excluding leased equipment.

     (b) The Borrower and the Lender acknowledge and agree that further loan advances to the Borrower from other Lenders are contemplated and that such additional loan advances shall also be secured under the said General Security Agreement granted by the Borrower in favour of the Lender, such further advances to rank pari passu with the existing loan advance up to a maximum amount of $2,000,000.00 U.S. in total indebtedness from all Lenders.

     IN WITNESS WHEREOF the Borrower has executed this promissory note as of the 30th day of July, 2003.

                                          ACTIVECORE TECHNOLOGIES LTD.

                                          Per   /s/ [Brian MacDonald]
                                                --------------------------------
                                                Authorized d Signing Officer

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